Prospectus Supplement dated September 30, 2005 to Prospectus Supplement dated September 27, 2005 (to Prospectus dated August 12, 2005)

$1,936,961,000 (Approximate)

New Century Home Equity Loan Trust, Series 2005-B

Asset Backed Pass-Through Certificates

New Century Mortgage Securities, Inc.

Depositor

Ocwen Loan Servicing, LLC

Servicer

The first line on the cover page of the Prospectus Supplement is replaced with the following:

Prospectus Supplement dated September 27, 2005 (to Prospectus dated September 27, 2005)

“New Century Mortgage Securities LLC” on the cover page of the Prospectus is replaced with the following:

New Century Mortgage Securities, Inc.

The last sentence on the cover page of the Prospectus is replaced with the following:

The date of this Prospectus is September 27, 2005.

The first sentence of the first full paragraph on page 18 of the Prospectus is replaced with the following:

New Century Mortgage Securities, Inc., the depositor, was incorporated in the State of Delaware on March 25, 1999 as a direct wholly-owned subsidiary of New Century Credit Corporation.

MORGAN STANLEY
(Lead Manager)

BEAR, STEARNS & CO. INC.
(Co-Manager)